Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Santa Clara, Calif.—February 4, 2015—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and year ended January 3, 2015.

“2014 was a year of execution against strategic initiatives: improving discipline and process in our growth strategies, refocusing on core competencies, and transitioning our Photonics business to volume system production; and we made significant progress on all fronts,” commented Wendell Blonigan, president and chief executive officer of Intevac. “In our Thin Film Equipment business, we shipped our first INTEVAC MATRIX™ PVD system for the solar market, shipped our first pilot VERTEX™ coating system for mobile display cover panels, and entered into a JDP for solar implant technology, all with leading Tier 1 customers. In our Photonics business, we ramped the Apache camera program to volume production and achieved record revenues and profits, with sales growth of 32% over 2013.

“We accomplished all this while demonstrating a disciplined approach to capital management, reducing R&D and SG&A expenses by 14% compared to 2013, and limiting the decline in cash, restricted cash and investments to less than $3 million for the full year, net of $8.3 million deployed for stock repurchases. As we enter 2015, our opportunities to offset the ongoing weak environment for hard drive media capacity systems lie in the continued execution of our Thin Film Equipment growth strategy, and our customers’ success in driving adoption of technologies that utilize our equipment. 2015 presents us with significant opportunities and challenges; we will continue to drive our growth initiatives with discipline, a clear focus on maintaining a strong balance sheet, and the prudent deployment of capital.”

($ Millions, except per share amounts)	Q4 2014		Q4 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$19.1	$19.1	$20.6	$20.6
Operating Income (Loss)	$(5.3)	$(5.6)	$1.2	$(2.5)
Net Income (Loss)	$(14.4)	$(5.0)	$1.7	$(2.0)
Net Income (Loss) per Share	$(0.62)	$(0.22)	$0.07	$(0.08)

	Year Ended January 3, 2015		Year Ended December 31, 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$65.6	$65.6	$69.6	$69.6
Operating Loss	$(19.4)	$(19.3)	$(17.8)	$(20.6)
Net Loss	$(27.4)	$(17.8)	$(15.7)	$(18.5)
Net Loss per Share	$(1.16)	$(0.75)	$(0.66)	$(0.78)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; (3) gains or losses on sales of product lines and (4) deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2014 Summary

The net loss for the quarter was $14.4 million, or $0.62 per diluted share. This compares to a net income of $1.7 million, or $0.07 per share, in the fourth quarter of 2013. The non-GAAP net loss, which primarily excludes the valuation allowance established against deferred tax assets, was $5.0 million, or $0.22 per share, compared to a non-GAAP net loss $2.0 million or $0.08 per share, for the fourth quarter of 2013.

Revenues were $19.1 million, including $9.1 million of Equipment revenues and Photonics revenues of $10.0 million. Equipment revenues consisted of one 200 Lean system, upgrades, spares and service. Photonics revenues included $2.3 million of research and development contracts. In the fourth quarter of 2013, revenues were $20.6 million, including $12.8 million of Equipment revenues and Photonics revenues of $7.7 million, which included $3.5 million of research and development contracts.

Equipment gross margin was (20.1)% compared to 38.1% in the fourth quarter of 2013. The decline in Equipment gross margin reflects a $3.1 million reserve against certain solar implant inventory, equivalent to 34.3 percentage points of margin, as well as the lower level of equipment upgrades. Photonics gross margin was 44.4% compared to 36.8% in the fourth quarter of 2013. The improvement from the fourth quarter of 2013 was driven by higher margin product revenue and higher margins on technology development programs. Consolidated gross margin was 13.6%, compared to 37.6% in the fourth quarter of 2013.

R&D and SG&A expenses were $8.2 million, down 20.0% compared to $10.3 million in the fourth quarter of 2013. Total operating expenses were $7.9 million compared to $6.6 million in the fourth quarter of 2013. Total operating expenses included a $0.3 million and a $3.7 million credit, respectively for the change in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

Order backlog totaled $48.4 million on January 3, 2015, compared to $43.9 million on September 27, 2014 and $59.9 million on December 31, 2013. Backlog as of January 3, 2015 includes one 200 Lean system, two Solar systems and one PVD display cover panel coating system as compared to one 200 Lean system, one Solar system and one PVD display cover panel coating system on September 27, 2014 and one 200 Lean system and one Solar system on December 31, 2013.

The company ended the year with $70.4 million of total cash, restricted cash and investments and $94.7 million in tangible book value.

The company repurchased 122,000 shares of common stock for a total of $826,000 during the fourth quarter. As of January 3, 2015 the company has repurchased 1.4 million shares for $10.0 million out of the $30 million plan announced in November of 2013.

Fiscal Year 2014 Summary

The net loss was $27.4 million, or $1.16 per share, compared to a net loss of $15.7 million, or $0.66 per share, for fiscal 2013. The non-GAAP net loss was $17.8 million or $0.75 per share, compared to the non-GAAP net loss of $18.5 million, or $0.78 per share for fiscal 2013.

Revenues were $65.6 million, including $25.3 million of Equipment revenues and Photonics revenues of $40.3 million, compared to revenues of $69.6 million, including $39.1 million of Equipment revenues and Photonics revenues of $30.5 million for 2013.

Equipment gross margin was 0.7%, compared to 31.0% in 2013. The decline in Equipment gross margin reflects a $3.1 million reserve against certain solar implant inventory, equivalent to 12.3 percentage points of margin, as well as lower factory absorption and a lower level of equipment upgrades. Photonics gross margin was 42.9% compared to 32.3% in 2013, reflecting higher margin product revenue, improved sensor yields, and higher margins on technology development programs. Consolidated gross margin was 26.6%, compared to 31.6% in 2013.

R&D and SG&A expenses were $37.0 million compared to $43.3 million in 2013. Total operating expenses were $36.8 million compared to $39.6 million in 2013.

The company repurchased 1.2 million shares of common stock for a total of $8.3 million during fiscal 2014.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; (3) gains or losses on sales of product lines and (4) deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 61596912.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Photonics.

In our Equipment business, we are a leader in the design and development of high-productivity, thin film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties.

Intevac is the market and technology leader in the hard drive industry, with our systems processing approximately 60% of all magnetic disk media produced worldwide. Our high-performance, high-throughput technology solutions continue to expand into additional markets – including solar and adjacent thin film deposition applications.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the sole-source provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and INTEVAC VERTEX™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the ability to leverage technology into new markets, customer penetration and adoption, and future revenue growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and commercial success in adjacent markets and delays in shipping deposition systems or Photonics cameras, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except percentages and per share amounts)
	Three months ended		Year ended
	January 3, 2015	December 31, 2013	January 3, 2015	December 31, 2013
Net revenues
Equipment	$9,106	$12,843	$25,290	$39,135
Photonics	9,956	7,709	40,260	30,497

Total net revenues	19,062	20,552	65,550	69,632

Gross profit	2,596	7,737	17,433	21,973
Gross margin
Equipment	(20.1)%	38.1%	0.7%	31.0%
Photonics	44.4%	36.8%	42.9%	32.3%

Consolidated	13.6%	37.6%	26.6%	31.6%
Operating expenses
Research and development	3,015	4,845	15,832	21,037
Selling, general and administrative	5,150	5,420	21,205	22,278
Acquisition-related[1]	(269)	(3,703)	(250)	(3,727)

Total operating expenses	7,896	6,562	36,787	39,588

Loss on divestitures[2]	—	—	—	(208)

Total operating income (loss)	(5,300)	1,175	(19,354)	(17,823)

Operating income (loss)
Equipment[1]	(6,327)	1,657	(22,008)	(12,951)
Photonics	2,336	804	8,932	1,058
Corporate[2]	(1,309)	(1,286)	(6,278)	(5,930)

Total operating income (loss)	(5,300)	1,175	(19,354)	(17,823)

Interest and other income	32	12	337	405

Income (loss) before income taxes	(5,268)	1,187	(19,017)	(17,418)
Provision (benefit) for income taxes	9,090	(538)	8,428	(1,722)

Net income (loss)	$(14,358)	$1,725	$(27,445)	$(15,696)

Income (loss) per share
Basic and Diluted	$(0.62)	$0.07	$(1.16)	$(0.66)
Weighted average common shares outstanding
Basic	23,243	23,948	23,671	23,832
Diluted	23,243	24,158	23,671	23,832

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	The year ended December 31, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000.

INTEVAC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value)
	January 3, 2015	December 31, 2013
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$51,080	$69,096
Accounts receivable, net	12,087	15,037
Inventories	19,212	22,762
Prepaid expenses and other current assets	1,727	1,237

Total current assets	84,106	108,132

Long-term investments	17,542	12,318
Restricted cash	1,780	—
Property, plant and equipment, net	12,826	12,945
Deferred income tax assets	5	9,502
Intangible assets, net	3,966	4,902
Other long-term assets	50	477

Total assets	$120,275	$148,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,640	$4,011
Accrued payroll and related liabilities	3,977	5,034
Other accrued liabilities	8,277	4,202
Customer advances	2,551	3,743

Total current liabilities	19,445	16,990

Other long-term liabilities	2,200	1,715
Stockholders’ equity
Common stock ($0.001 par value)	23	24
Additional paid in capital	161,271	156,359
Treasury stock, at cost	(9,989)	(1,688)
Accumulated other comprehensive income	619	725
Accumulated deficit	(53,294)	(25,849)

Total stockholders’ equity	98,630	129,571

Total liabilities and stockholders’ equity	$120,275	$148,276

Note: Amounts as of December 31, 2013 are derived from the December 31, 2013 audited consolidated financial statements.

INTEVAC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited, in thousands, except per share amounts)
	Three months ended		Year ended
	January 3, 2015	December 31, 2013	January 3, 2015	December 31, 2013
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(5,300)	$1,175	$(19,354)	$(17,823)
Change in fair value of contingent consideration obligations[1]	(269)	(3,703)	(250)	(3,727)
Restructuring charges[2]	—	—	288	742
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208

Non-GAAP Operating Loss	$(5,569)	$(2,528)	$(19,316)	$(20,600)

Non-GAAP Net Loss
Reported net income (loss) (GAAP basis)	$(14,358)	$1,725	$(27,445)	$(15,696)
Change in fair value of contingent consideration obligations[1]	(269)	(3,703)	(250)	(3,727)
Restructuring charges[2]	—	—	288	742
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208
Valuation allowance on deferred tax assets[4]	9,579	—	9,579	—
Income tax effect of non-GAAP adjustments[5]	—	—	—	(42)

Non-GAAP Net Loss	$(5,048)	$(1,978)	$(17,828)	$(18,515)

Non-GAAP Loss Per Diluted Share
Reported income (loss) per diluted share (GAAP basis)	$(0.62)	$0.07	$(1.16)	$(0.66)
Change in fair value of contingent consideration obligations[1]	(0.01)	(0.15)	(0.01)	(0.16)
Restructuring charges[2]	—	—	0.01	0.03
Loss on sale of Raman spectroscopy product line[3]	—	—	—	0.01
Valuation allowance on deferred tax assets[4]	0.41	—	0.40	—
Non-GAAP Loss Per Diluted Share	$(0.22)	$(0.08)	$(0.75)	$(0.78)

Weighted average number of diluted shares	23,243	24,158	23,671	23,832

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[3]	The year ended December 31, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000. On March 29, 2013, the company sold certain assets including tangible and intangible assets and divested of certain liabilities which comprised its Raman spectroscopy product line for proceeds of not to exceed $1.5 million of which $500,000 was paid in cash upon closing and up to $1.0 million is in the form of an earnout. Intevac did not recognize the earnout payments upon closing given the uncertainties associated with the achievement of the earnout.
[4]	In accordance with ASC Topic 740, Income Taxes, the company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the company’s Singapore operations falling into a cumulative four year loss, that a non-cash valuation allowance should be established against its Singapore deferred tax assets which are comprised of accumulated and unused Singapore net operating losses and other temporary book-tax differences. The establishment of a non-cash valuation allowance on the company’s Singapore deferred tax assets does not have any impact on its cash, nor does such an allowance preclude the company from utilizing its tax losses or other deferred tax assets in future periods.
[5]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.